UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010

MIDNIGHT CANDLE COMPANY
(Exact name of Registrant as specified in charter)

Nevada	000-51842	20-1763307
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79013 Bayside Court
Indio, CA	92203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(760) 772-1872

________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS

On July 16, 2010, the Registrant entered into and closed an Intellectual Property Assignment Agreement (“Assignment”) by and between SEFE, Inc., a Delaware corporation (“SEFE” or “Assignor”), the Registrant and Ms. Helen C. Cary, the majority shareholder of the Registrant’s issued and outstanding common stock.  In accordance with the Assignment, the Registrant acquired all of SEFE’s right, title and interest in and to various information, inventions, discoveries, writings, expressions, ideas, know-how, concepts, techniques, innovations, systems, processes, procedures, methods, prototypes, designs, and technical data involving or relating to certain atmospheric static electricity collectors, as generally described in four U.S. Patent Applications (“Patents”).  In exchange for the assignment of the Patents, the Registrant agreed to the following:

1.	The assumption of liabilities of SEFE, in the aggregate of $250,000;

2.	The issuance of 30,000,000 shares of the Registrant’s unregistered common stock; and

3.	The cancellation by Ms. Cary of 144,900,000 shares of the Registrant’s common stock owned by her.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On June 25, 2010, the Registrant entered into two Bridge Loan Agreements (the “Notes”), with Lynn Cole Capital Corporation and Serio Capital, Ltd. (collectively, the “Holders”), each for $145,000, for an aggregate amount of $290,000.  The Notes are due and payable in full on the earlier of June 25, 2011 or at the closing of a private placement offering that nets the Registrant a minimum of $2,000,000 (“Maturity”).  The Notes bear an interest rate of 10% per annum, payable on Maturity.  In connection with the Notes, and for no additional consideration, the Registrant issued to the Holders an aggregate of 1,000,000 shares of common stock, with each Holder receiving 500,000 shares of common stock.

As a result of the Intellectual Property Assignment Agreement entered into on July 13, 2010, the Registrant issued an aggregate of 30,000,000 shares of common stock to SEFE, Inc.

ITEM 5.02 ELECTION OF DIRECTORS

On July 16, 2010, the Registrant appointed Shannon Swanson as a director to fill a vacancy on its Board of Directors.  Mrs. Swanson is a principal and co-founder of Del Mar Capital Advisors, LLC, a full service corporate finance advisory firm started in 2008.  From 2007 to 2008, she served as Director of Operations for the Private Equity Division of Regal Securities in Newport Beach, California.  From 2005 until 2007, Mrs. Swanson worked as President of Eleventy-One, Inc., a firm specializing in capital markets strategy for small businesses with aims of raising funding and/or going public.

ITEM 9.01 EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
10	Intellectual Property Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDNIGHT CANDLE COMPANY
(Registrant)

Signature	Title	Date

/s/ Helen C. Cary	President and CEO	July 19, 2010
Helen C. Cary

/s/ Patrick Deparini	Principal Accounting Officer	July 19, 2010
Patrick Deparini

/s/ Patrick Deparini	Principal Financial Officer	July 19, 2010
Patrick Deparini